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                                                                   EXHIBIT 23.02

We consent to the incorporation by reference in the registration statement of Roberts Pharmaceutical Corporation on (1) Form S-3 (File No. 333-13729) and (2) Forms S-8 (File Nos. 33-34767, 33-61543, 333-09847 and 333-66705) of our report dated February 5, 1998, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1997 and for each of the two years in the periods ended December 31, 1997 and 1996, which report is included in the Corporation's 1998 Annual Report on From 10-K.

PRICEWATERHOUSECOOPERS LLP

Princeton, New Jersey
March 26, 1999